UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2010

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 17, 2010, Hardy Storage Company, LLC (Hardy), a joint venture between Piedmont Hardy Storage Company, LLC, a subsidiary of Piedmont Natural Gas Company (Piedmont) and Columbia Hardy Corporation, a subsidiary of NiSource, completed the conversion of the Hardy interim construction financing of $123.4 million to long term project financing. The new long term notes finance $119.8 million of debt at a coupon of 5.88% with principal and interest payments concluding in 2023. As a result of the conversion, Piedmont's Guaranty of Principal and Residual Guaranty that were executed in connection with the interim financing terminated with no payments having been made thereunder and the new long term project financing is non-recourse to the joint venture members and their parent entities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

March 23, 2010	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Vice President, General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer